Exhibit 5.1

[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

November 3, 2006

Sunoco, Inc.

1735 Market Street -Suite LL

Philadelphia, PA 19103-7583

Re:	Sunoco, Inc. - Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Sunoco, Inc. (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, of up to an additional 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Additional Shares”), issuable under the Company’s Capital Accumulation Plan, as amended (the “Plan”).

In rendering our opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

The opinion expressed below is based on the assumption that a Registration Statement on Form S-8 with respect to the Additional Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Additional Shares are issued, and that persons acquiring the Additional Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all the information required by Part I of the Registration Statement on Form S-8 before acquiring such Additional Shares.

Based on the foregoing, we are of the opinion that the Additional Shares, when issued pursuant to the Plan in accordance with the terms and conditions thereof, will be legally issued, fully paid and non-assessable.

Sunoco, Inc.

November 3, 2006

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Additional Shares.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 53 Business Lawyer 831 (May 1998).

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP